As filed with the Securities and Exchange Commission on March 4, 2019

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	2080	36-4797193
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

GridIron BioNutrients, Inc. 1119 West 1st Ave., Ste. G Spokane, Washington 99021 (800) 570-0438
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Orr

President and Chief Executive Officer

GridIron BioNutrients, Inc.

1119 West 1st Ave., Ste. G

Spokane, Washington 99021

(800) 570-0438

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 7(a)(2)(B) of the Exchange Act. ☐

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock Underlying Series A Preferred Stock (1)	8,882,400	(1)	$0.0427	(3)	$379,278.48	$47.22
Common Stock Underlying Warrants	8,480,000	(2)	$0.0427	(3)	$362,096.00	$43.88
Total	17,362,400				$741,374.48	$91.10

_____________

(1)

Represents the number of shares of common stock offered for resale following the conversion of certain shares of Series A Preferred Stock issued to the Financing Stockholders in accordance with a Securities Purchase Agreement entered into on July 30, 2018 (the “Conversion Shares”).

(2)

Represents the number of shares of common stock offered for resale following the exercise of certain Warrants issued to the Financing Stockholders in accordance with a Securities Purchase Agreement entered into on July 3, 2018 (the “Warrant Shares,” collectively with the Conversion Shares, the “Shares”).

(3)

The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon the closing price of $0.0427 per share of the Registrant’s Common Stock on the OTCQB on March 1, 2019.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON MARCH __, 2019

GRIDIRON BIONUTRIENTS, INC.

17,362,400 SHARES OF COMMON STOCK

This prospectus relates to the resale of Shares of our common stock, par value $0.001 per share, by the selling security holders (the “Selling Security Holders”), including (i) 8,882,400 shares of common stock issuable upon the exercise of certain shares of Series A Preferred Stock (the “Conversion Shares”), and (ii) 8,480,000 shares of common stock issuable upon the exercise of outstanding warrants (the “Warrants”).

The Selling Security Holders may sell all or a portion of the shares of common stock being offered pursuant to this Prospectus at the prevailing market prices at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. We may receive gross proceeds of up to $1,110,300 is all of the shares of Series A Preferred Stock are converted by the Selling Security Holders, and up to $1,399,200 if all of the Warrants are exercised for cash by the Selling Security Holders. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

The total amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute approximately 13% of the Company’s issued and outstanding Common Stock as of March 1, 2019, assuming that the Selling Security Holders will sell all of the shares offered for sale.

Our common stock is quoted on the OTCQB under the symbol “GMVP.” The shares of our common stock registered hereunder are being offered for sale by Selling Security Holders at prices established on the OTCQB during the term of this offering. On March 1 , 2019, the closing bid price of our common stock was $0.0427 per share. These prices will fluctuate based on the demand for our common stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PART I - INFORMATION REQUIRED IN PROSPECTUS

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “GridIron” or the “Registrant” refer to GridIron BioNutrients, Inc., a Nevada corporation and its wholly owned subsidiary, GridIron Ventures, Inc., a Nevada corporation.

OUR COMPANY

Overview of GridIron BioNutrients

GridIron BioNutrients is in the business of marketing and selling cannabidiol products line of capsules, oil, ointments, concentrates and water. Our principal products currently include:

Gridiron MVP™ Water Beverage (16.9oz)

Gridiron MVP™ Concentrate (2oz / 4oz)

These products contain a proprietary blend of humic and fulvic acid, trace minerals, probiotics, electrolytes, cannabidiol (CBD) within an alkaline of pH10.

Our operations to-date have primarily consisted of obtaining inventory of CBD products, securing purchase and supply contracts and office space and developing relationships with potential partners.

Our board of directors consists of one persons: Timothy Orr. Mr. Orr also serves as our sole officer, holding the offices of President, Secretary and Treasurer.

Our principal administrative offices are located at 1119 West 1st Ave., Ste. G, Spokane, Washington 99021. Our website is www.gridironmvp.com.

We are a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have (i) a public float of less than $250  million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and no public float, or a public float of less than $700 million. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 8 of this prospectus.

Our fiscal year end is August 31. Our audited financial statements for the year ended August 31, 2018 were prepared assuming that we will continue our operations as a going concern. Our accumulated loss for the period from July 20, 2017 (inception) to the fiscal quarter ended November 30, 2018 was $1,097,175. For the three months ended November 30, 2017, we earned revenues from our CBD product lines of $5,140. During the three months ended November 30, 2018, we earned revenue from our product lines of $1,128.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended August 31, 2018. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

This Prospectus relates to the resale of up to 17,362,400 shares of our Common Stock, issuable the Selling Security Holders, pursuant to a right to convert 8,882,400 shares of Series A Preferred Stock at a conversion price of $0.125 per share, and pursuant to a right to convert the Warrants into 8,480,000 shares of common stock.

The Offering

Common Stock offered by Selling Shareholders	This Prospectus relates to the resale of 17,362,400 shares of our Common Stock, issuable to the Selling Security Holders.

Common Stock outstanding before the Offering	132,637,500 shares of Common Stock as of the date of this Prospectus.

Common Stock outstanding after the Offering	149,999,900 shares of Common Stock (1)

Terms of the Offering

The Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol “GMVP.”

Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

(1) This total reflects the number of shares of Common Stock that will be outstanding assuming that (i) the Selling Security Holders convert all of the 8,882,400 shares of Series A Preferred Stock held by them into 8,882,400 shares of our common stock at a conversion price of $0.125 per share, and (ii) the Selling Security Holders exercise all of the Warrants held by them into 8,480,000 shares of common stock at an exercise price of $0.165 per share.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended August 31, 2018, and our unaudited financial statements for the three months ended November 30, 2018. Our working capital deficit as at November 30, 2018 was $64,433.

August 31, 2018

Financial Summary (Audited)
Cash and Deposits	$774,468
Total Assets	862,743
Total Liabilities	686,868
Total Stockholder’s Equity (Deficit)	$175,875

For the Fiscal Year ended August 31, 2018

Consolidated Statements of Expenses and Net Loss
Total Operating Expenses	$371,864
Net Loss for the Period	$(436,118)

November 30, 2018

Financial Summary (Unaudited)
Cash and Deposits	$246,622
Total Assets	603,001
Total Liabilities	531,109
Total Stockholder’s Equity	$71,892

For the three months ended November 30, 2018
(unaudited)

Total Operating Expenses	$162,663
Net Loss for the Period	$(91,408)

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the period from July 20, 2017 (inception) through August 31, 2018 were prepared assuming that we will continue our operations as a going concern. Our wholly-owned subsidiary, GridIron BioNutrients, Inc., was incorporated on July 20, 2017, and does not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $500,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our wholly-owned subsidiary, GridIron BioNutrients, was incorporated on July 20, 2017, and our net loss for the period from inception (July 20, 2017) to November 30, 2018 was $(1,097,175). We have few customers, and we have not earned substantive revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven business strategy. Our primary business activities will be focused on the commercialization of licensing our GridIron BioNutrients brand. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of GridIron BioNutrients, by way of the Share Exchange Agreement, by and among the Company, GridIron BioNutrients, Inc., and the holders of common stock of GridIron BioNutrients, is of critical importance to our business and involves complex legal, business, and scientific issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

The US Food and Drug Administration (“FDA”) and other government regulation may restrict our ability to sell our products.

We are subject to various federal, state and local laws and regulations affecting our business. Our products are subject to regulation by the FDA, including regulations with respect to labeling of products, approval of ingredients in products, claims made regarding the products, and disclosure of product ingredients. If we do not comply with these regulations, the FDA could force us to stop selling the affected products or require us to incur substantial costs in adopting measures to maintain compliance with these regulations. Our advertising claims regarding our products are subject to the jurisdiction of the FTC as well as the FDA. In both cases we are required to obtain scientific data to support any advertising or labeling health claims we make concerning our products. If we are unable to provide the required support for such claims, the FTC may stop us from making such claims or require the company to stop selling the affected products.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have substantive revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

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We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The loss of the services of Timothy Orr, our Chief Executive Officer and Chairman of the Board of Directors, or our failure to timely identify and retain competent personnel could negatively impact our ability to sell our products.

We are highly dependent on Timothy Orr. The development of our brand licensing business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Timothy Orr or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

We are an independent brand licensing company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as an independent business, whose existence is predicated on the brand name GridIron BioNutrients, and we have no substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our business must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists is conducted by one persons, Timothy Orr, our President and Chief Executive Officer and a director.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

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We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $250 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $250 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

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RISKS ASSOCIATED WITH OUR SECURITIES

The price of our shares of common stock may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock. As of the date of this Prospectus, the Company had 132,637,500 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 77,362,500 shares of common stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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Grays Peak LLC beneficially owns a majority of our stock, and accordingly, has control over stockholder matters, our business and management.

As of the date of this Prospectus, Grays Peak LLC (“Grays Peak”), is the holder of 85,000,000 shares of common stock of the Company. As a result, Grays Peak has the discretion to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our Articles of Incorporation or Bylaws;
•	Effect or prevent a merger, sale of assets or other corporate transaction; and
•	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Grays Peak, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Selling Security Holders may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive up to $1,110,300 if all of the shares of Series A Preferred Stock are converted by the Selling Security Holders and if all of the Warrants are exercised for cash by the Selling Security Holders. Any such proceeds we receive will be used for working capital and general corporate matters.

We will pay for expenses of this offering, except that the Selling Security Holders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF THE OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Security Holders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

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SELLING SECURITY HOLDERS

The Conversion Shares and the Warrant Shares

Effective July 30, 2018, we entered into the Securities Purchase Agreement with the Selling Security Holders, pursuant to which the Company offered and sold an aggregate of $1,060,000 convertible preferred stock units (the “Units”). Each Unit consists of one share of Series A Preferred Stock (the “Series A Preferred Stock”) and one Warrant. The Company closed on the sale of the Units on August 10, 2018. The Company received $1,006,000, net of a 5% percent original issue discount for the Units, at closing of the sale of the Units.

Each share of Series A Preferred Stock has a dividend of 5% per annum, has a liquidation preference senior to all other capital stock of the Company, and is convertible at any time, at the election of the holder of the Series A Preferred Stock, into one share of common stock at a conversion price of $0.125 per share, which conversion price is subject to adjustment for a term of two (2) years for stock splits, stock dividends, combinations, or similar events, and has full ratchet anti-dilution protection. Additionally, each holder of Series A Preferred Stock and has voting rights equal to that number of shares of common stock into which such holder’s shares of Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. The Company has a right to purchase any outstanding shares of Series A Preferred Stock, with 20 days’ notice, at (i) a 115% premium before 180 days after the closing, and (ii) a 125% premium following the 181st day after closing. The holders of shares of Series A Preferred Stock have a right to participate in 50% of all financings of the Company, except for certain exempt offers and sales, for a period of two (2) years following the closing or if there are no shares of Series A Preferred Stock outstanding.

Each Warrant is convertible into one share of common stock at a conversion price of $0.165 per share, for a term of three years, and contains a cashless exercise feature, if such Warrant not registered in a registration statement. The conversion price of $0.165 is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. The Company may call the warrants if shares of the Company’s common stock trades at a volume weighted average price of not less than $0.30 for ten (10) consecutive trading days and are covered by an effective registration statement, where the average daily volume of the common stock for the previous ten trading days has been greater than $75,000.

The shares of Series A Preferred Stock and Warrants were issued pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, and corresponding provisions of state securities laws.

In connection with the offer and sale of the Units, the Company and the Purchasers entered into a Registration Rights Agreement dated July 30, 2018, pursuant to which the Company is obligated to register all of the shares of common stock underlying the Series A Preferred Stock and the Warrants.

We agreed to register for resale 8,882,400 shares of common stock underlying 8,882,400 shares of Series A Preferred Stock held by the Selling Security Holders. In addition, we are registering an additional 402,400 shares of common stock underlying the Series A Preferred Stock, issuable under a 5% dividend payment, payable in shares of common stock on an annual basis, under the terms and conditions of the Series A Preferred Stock. In accordance with Rule 415(a)(1)(i), we are registering 8,882,400 Shares in this offering. We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Security Holders. However, we will receive proceeds from the sale of our common stock upon conversion of the Series A Preferred Stock, if the Selling Security Holders convert any of their shares of Series A Preferred Stock. The conversion price to convert each share of Series A Preferred Stock into one share of common stock is $0.125. The proceeds, if any, will be used for working capital or general corporate purposes.

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We are unable to determine the exact number of shares that will actually be sold by the Selling Security Holders according to this prospectus due to:

•	the ability of the Selling Security Holders to determine when and whether it will sell any of the Conversion Shares or Warrant Shares under this prospectus; and

•	the uncertainty as to the number of Conversion Shares and Warrant Shares that will be issued upon conversion of the Series A Preferred Stock held by the Selling Security Holders.

The following information contains a description of how the Selling Security Holders shall acquire the shares to be sold in this offering. Neither of the two Selling Security Holders has held a position or office, or had any other material relationship with us, except as follows.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities upon conversion of the shares of the Series A Preferred Stock, and the exercise of the Warrants, pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, each of the Security Holders is an “accredited investor and has access to registration-type information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock underlying the Series A Preferred Stock. These risks include dilution of stockholders and significant decline in our stock price.

They will periodically purchase shares of our common stock under the terms and conditions of the Series A Preferred Stock and the Warrants, and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline.

The Selling Security Holders Table

The following table sets forth the names of the Selling Security Holders, the number of shares of common stock beneficially owned by each Selling Security Holder as of the date hereof and the number of shares of common stock being offered by each Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

To our knowledge, the none of the Selling Security Holders is a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Security Holders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Security Holder	Shares Beneficially Owned Prior to Offering(1)	Amount Beneficially Owned After Offering	Number of Shares to Be Owned by Selling Security Holders After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Cavalry Fund LP(3)(4)	0	17,362,400	0	*
Pinz Capital Special Opportunities Fund, LP(3)(4)	25,000	25,000	0	*

_________

* Less than 1%

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the Selling Security Holders will sell all of the shares being offered in this offering.
(3)

Cavalry Fund I Management LLC is the general partner of Cavalry Fund I LP and has voting and investment power over the shares beneficially owned by Cavalry Fund I, LP. Thomas Walsh is the Managing Partner of Cavalry Fund I Management LLC, and he has voting and investment power over the shares beneficially owned by Cavalry Fund I LP.

(4)

Pinz Capital, Ltd., a Cayman Islands exempted company is the general partner of Pinz Capital Special Opportunities Fund, LP and has voting and investment power over the shares beneficially owned by Pinz Capital Special Opportunities Fund, LP. Matthew L. Pinz is a Director of Pinz Capital, Ltd. Matthew Pinz is the Managing Member of Pinz Capital Management LP, and he has voting and investment power over the shares beneficially owned by Pinz Capital Special Opportunities Fund, LP.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of shares of our common stock, par value $0.001 per share, by the Selling Security Holders, including (i) 8,882,400 Conversion Shares issuable upon the exercise of certain shares of Series A Preferred Stock,  and (ii) 8,480,000 Warrant Shares issuable upon the exercise of outstanding warrants (the “Warrants”).

We may receive gross proceeds of up to $1,110,300 if all of the shares of Series A Preferred Stock are converted by the Selling Security Holders, and up to $1,399,200 if all of the warrant are exercised to purchase the Warrant Shares.

The Selling Shareholders may, from time to time sell any or all of their shares of common stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

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The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

The Selling Security Holders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the Selling Security Holders to pay those expenses. We estimate that the expenses of the offering to be borne by us will be approximately $30,000. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 9,000,000 of which are designated as Series A Preferred Stock, par value $0.001 per share. As of February 12, 2019, there were issued and outstanding 132,637,500 shares of our common stock, and 8,480,000 shares of our Series A Preferred Stock.

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Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Series A Preferred Stock

Each share of Series A Preferred Stock has a dividend of 5% per annum, has a liquidation preference senior to all other capital stock of the Company, and is convertible at any time, at the election of the holder of the Series A Preferred Stock, into one share of common stock at a conversion price of $0.125 per share, which conversion price is subject to adjustment for a term of two (2) years for stock splits, stock dividends, combinations, or similar events, and has full ratchet anti-dilution protection. Additionally, each holder of Series A Preferred Stock and has voting rights equal to that number of shares of common stock into which such holder’s shares of Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. The Company has a right to purchase any outstanding shares of Series A Preferred Stock, with 20 days’ notice, at (i) a 115% premium before 180 days after the closing, and (ii) a 125% premium following the 181st day after closing. The holders of shares of Series A Preferred Stock have a right to participate in 50% of all financings of the Company, except for certain exempt offers and sales, for a period of two (2) years following the closing or if there are no shares of Series A Preferred Stock outstanding.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Warrants

The Warrants issued in connection with the offering of our Series A Preferred Stock and the Warrants to the Selling Security Holders in August 2018, pursuant to which 8,480,000 shares of common stock are issuable thereunder, have an exercise price of $0.165 per share with a term of three years. The conversion price of $0.165 is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. The Company may call the warrants if shares of the Company’s common stock trades at a volume weighted average price of not less than $0.30 for ten (10) consecutive trading days and are covered by an effective registration statement, where the average daily volume of the common stock for the previous ten trading days has been greater than $75,000.

Registration Rights

In in connection with the offering of our Series A Preferred Stock and the Warrants to the Selling Security Holders in August 2018, we entered into a Registration Rights Agreement with the Selling Security Holders dated July 30, 2018, pursuant to which the Company is obligated to register all of the shares of common stock underlying the Series A Preferred Stock and the Warrants, which amounts to 16,960,000 shares of common stock.

We must use commercially reasonable best efforts to keep such registration statement continuously effective until all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect.

All fees and expenses incident to the performance of or compliance with, the Financing Rights Agreement by the Company shall be borne by the Company

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Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer, Inc. (“Empire Stock Transfer”), whose address 1859 Whitney Mesa Dr., Henderson, Nevada 89014. Empire Stock Transfer’s telephone number is (702) 818-5898.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

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Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

GridIron BioNutrients, Inc. (the “Company”) was incorporated on July 31, 2014 under the laws of the State of Nevada. From our formation on July 31, 2014 until October 9, 2017, we were engaged in the business of cloud storage services. Sommay Vongsa served as President, Secretary, Treasurer and sole director from July 31, 2014, until his resignation on October 9, 2017. Concurrent with his resignation, Mr. Vongsa appointed Darren Long, as the Company’s new Chief Executive Officer, Secretary, Chairman of the board of directors, and Secretary; Timothy Orr, as the Company’s new President and a director; and Brian Martinho, as the Company’s new Treasurer and a director. Effective February 26, 2018, Darren Long resigned as a member and Chairman of the Board of Directors, and as Chief Executive Officer, of the Company. Effective February 26, 2018, Brian Martinho resigned as a member of the Board of Directors, and as Treasurer, of the Company. Effective, February 27, 2018, Timothy Orr, as the sole member of the Board of Directors, appointed himself as Secretary and Treasurer of the Company. Mr. Orr is also presently the Company’s President.

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Effective November 28, 2017, the board of directors and the stockholders of the majority of voting power of the Company approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from “My Cloudz, Inc.” to “GridIron BioNutrients, Inc.” A Certificate of Amendment to the Articles of Incorporation effecting the change of name of the Company was filed with the Secretary of State of the State of Nevada effective November 27, 2017. The Financial Industry Regulatory Authority, Inc. recognized the name change effective December 18, 2017. Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the name change became effective February 21, 2018.

From inception until we completed our reverse acquisition of GridIron BioNutrients, the principal business of the Company was cloud storage services.

Reverse Acquisition of GridIron BioNutrients

On October 9, 2017, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, GridIron BioNutrients, Inc., then a privately-held Nevada corporation since renamed GridIron Ventures, Inc. (“GridIron Ventures”), and the holders of common stock of GridIron Ventures. The holders of the common stock of GridIron Ventures consisted of 3 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 70,000,000 shares of common stock in consideration for all the issued and outstanding shares in GridIron Ventures. The effect of the issuance was that GridIron Ventures shareholders held approximately 57.0% of the issued and outstanding shares of common stock of the Company, giving effect the Share Exchange Agreement.

Darren Long, the founder of GridIron Ventures, became the Company’s new Chief Executive Officer, Chairman of the board of directors, and Secretary, was then the holder of 35,000,000 shares of common stock of the Company. Timothy Orr, became the Company’s new President, a director of the Company, and the holder of 17,500,000 shares of common stock of the Company. Brian Martinho, became the Company’s new Treasurer, a director, is and the holder of 17,500,000 shares of common stock of the Company. The Company’s new officers and sole director, therefore, control an aggregate of 70,000,000, or 57.0%, of the outstanding common stock of the Company, on a fully diluted basis, giving effect to the Share Exchange Agreement.

As a result of the Share Exchange Agreement, GridIron Ventures became a wholly-owned subsidiary of the Company.

The share exchange transaction with GridIron Ventures was treated as a reverse acquisition, with GridIron Ventures as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 10-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of GridIron Ventures.

Organization & Subsidiaries

We have one operating subsidiary, GridIron Ventures, Inc., a Nevada corporation.

Overview of GridIron BioNutrients

Our wholly owned subsidiary, GridIron Ventures was incorporated on July 20, 2017, in Nevada.

The business of GridIron BioNutrients is now the principal business of the Company. GridIron BioNutrients is in the business of marketing and selling cannabidiol products line of capsules, oil, ointments, concentrates and water.

GridIron BioNutrients principal administrative offices are located at 4010 East Tanager Lane, #A, Mead, Washington 99021. Our website is www.gridirionbionutrients.com.

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Summary Financial Information

The tables and information below are derived from our audited financial statements as of August 31, 2018.

August 31, 2018
Financial Summary
Cash and Deposits	$774,468
Total Assets	862,743
Total Liabilities	686,868
Total Stockholders’ Equity (deficit)	$175,875

Primary Business

GridIron BioNutrients is in the business of marketing and selling cannabidiol products line of capsules, oil, ointments, concentrates and water. GridIron BioNutrients is the owner and has right to intellectual property, including trademark, trade names, images, likenesses and other associated intellectual property, such as the name “Gridion BioNutrients” and related to Timothy Orr.

We intend to:

•	establish a cannabidiol products platform and brand;
•	enter into agreements with strategic partners in the cannabidiol products industry; and
•	establish key exclusive strategic alliances which serve to accomplish the task of becoming the market leader.

Principal Products

Gridiron BioNutrients principal products currently include:

Gridiron MVP™ Water Beverage (16.9oz)

Gridiron MVP™ Concentrate (2oz / 4oz)

These products contain a proprietary blend of humic and fulvic acid, trace minerals, probiotics, electrolytes, cannabidiol (CBD) within an alkaline of pH10.

Gridiron has secured the rights to this proprietary formulation through its CEO, Timothy Orr. (VERBAL AGREEMENT). Timothy Orr provided the formulation in connection with his receipt of 32,500,000 shares of common stock from the Company.

Gridiron has the exclusive right(s) to develop CBD products with this formulation. However, Gridiron is limited to developing only CBD products with this formulation and as such does not have any rights to develop products that do not contain CBD with this formulation.

In addition to the Gridiron MVP™ beverage and concentrate Gridiron currently has the following products available to market:

Gridiron Probiotic Water Beverage (16.9oz)

Gridiron Pure CBD Water Beverage (16.9oz)

Gridiron Energy Shot (4oz)

Gridiron Salve

Gridiron Premium Hemp Oil Drops (1oz /2oz)

Gridiron Premium Hemp Oil Capsules

Gridiron Gummies

Gridiron executed a 1 month “trial period” Manufacture Distribution Agreement on September 22, 2017 with a manufacturer of high quality CBD for the above mentioned products. The Distribution Agreement allows Gridiron to “White Label” (market and distribute) on a non-exclusive basis the above products under the Gridiron name. The Company anticipates executing a long term Manufacture Agreement with this Company or a similar Company within the next three months.

Distribution of Products

Gridiron’s products are currently available for sale on its website http://gridironbionutrients.com. The Company intends to retain a consultant(s) to provide avenues to distribution its products within the next twelve months. However, in order to retain any consultant(s) the Company will require funding and currently the Company does not have the required funding to accomplish this task. If the Company is unable to secure financing; it would likely result in a material loss of any investment made into the Company.

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Competition

Competition within the cannabidiol (CBD) industry is intense with many well-established companies within the market and numerous start-up companies entering the market. Gridiron intends to brand and market high quality CBD products through both exclusive and non-exclusive strategic alliances that will serve to make the Company a market leader.

In addition to the products described herein the Company intends to add an additional CBD water beverage to its product line within the next 4-5 months. The Company can provide no assurance or guarantee that it will be able to develop and/or maintain any strategic alliances now or in the future or that its anticipated new CBD beverage will be accepted by the market if and when developed. If the Company cannot develop and maintain strategic alliances or be successful with the offer of its CBD products and proposed CBD products it would be a significant material negative impact on the business that could result in a significant loss to any investment made into the Company.

Sources of Raw Materials

Gridiron MVP™ product(s) contain proprietary blend of nutrients that are sourced from various third parties and formulated into the water beverage and concentrate. If for any reason any of these sources are disrupted and the Company is unable to obtain the raw materials necessary to formulate the Gridiron MVP™ product(s) it would materially impact the business that may result in significant losses. Moreover, the Company will be dependent upon third party bottling facilities for its Gridiron MVP™ product; currently the Company has no arrangements or otherwise with any bottling facility and cannot provide any assurance that a suitable bottling facility can be retained or maintained in the future.

The Company currently has a Distribution place for the Gridiron Salve, Gridiron Premium Hemp Oil Drops (1oz /2oz) and Gridiron Premium Hemp Oil Capsules. If there is a disruption with the manufacturer of these products for any reason with the Company, it could result in significant delays and/or the inability to deliver the products to customers which would negatively impact the Company’s business.

Strategic Partners

The Company intends to develop both exclusive and non-exclusive strategic alliances that promote the Company’s products.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own any patents.

The Company has filed four trademark applications with the U.S. Patent & Trademark Office (USPTO) as follows:

87594229 - GRIDIRON BIONUTRIENTS in international class 005 (supplements)

87594267 - GRIDIRON MVP in international class 005 (supplements)

87594303 - GRIDIRON BIONUTRIENTS in international class 032 (beverages)

87594316 - GRIDIRON MVP in international class 032 (beverages)

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Timothy Orr, the Chief Executive Officer and Chairman of the Board of Directors of the Company, is providing the Gridiron MVP™ formulation(s) to the Company at no charge to the Company. Gridiron has the exclusive right(s) to develop CBD products with this formulation. However, Gridiron is limited to developing only CBD products with this formulation and as such does not have any rights to develop products that do not contain CBD with this formulation.

The Company does not believe that there is any legal limitation on its ability to enforce the protection of its intellectual property due to federal and state laws prohibiting the production and sale of CBD.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals needed for any of our products. We do not believe that we are subject to any government regulations relating to the ownership and licensing of our intellectual property.

Federal Controlled Substances Act

As of June 2017, there are a total of 29 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently-accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

These 29 states, and the District of Columbia, have adopted laws that exempt patients who use medicinal cannabis under a physician’s supervision from state criminal penalties. These are collectively referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.

The dichotomy between federal and state laws has also limited the access to banking and other financial services by marijuana businesses. Recently the U.S. Department of Justice and the U.S. Department of Treasury issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must now file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, since the same guidance noted that banks could still face prosecution if they provide financial services to marijuana businesses, it has led to the widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

In an effort to provide guidance to federal law enforcement, the Department of Justice (the “DOJ”) has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning marijuana enforcement in light of state laws legalizing medical and recreational marijuana possession in small amounts. The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of marijuana to children;
•	Revenue from the sale of marijuana going to criminals;
•	Diversion of medical marijuana from states where it is legal to states where it is not;
•	Using state authorized marijuana activity as a pretext of other illegal drug activity;
•	Preventing violence in the cultivation and distribution of marijuana;
•	Preventing drugged driving;
•	Growing marijuana on federal property; and
•	Preventing possession or use of marijuana on federal property.

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The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property, but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Although we do not produces, handle or sell cannabis, and the possession, cultivation and distribution of marijuana for medical use is permitted in Nevada, and medical and recreational use is permitted in the State of Washington, where our administrative offices are located, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with applicable Nevada and Washington law and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

Employees

As of the date hereof, we have 3 employees who operate our company. Timothy Orr, our sole officer and director, works full-time on Company operations.

Research and Development Expenditures

For the year ended August 31, 2018, we incurred no research or development expenditures.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

Facilities

Our current business address is 1119 West 1st Ave., Ste. G, Spokane, Washington 99021.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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PROPERTIES

Our executive offices are located at 1119 West 1st Ave., Ste. G, Spokane, Washington 99021, and we have operational facilities located in Henderson, Nevada. Tim Orr holds the lease under his personal name for the Nevada location, the lease was signed on October 12, 2018 and ends on January 15, 2019 after which if both parties agree can go to a month to month lease. The monthly rent is $3,000 per month. At the location in Washington no rent is paid.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since September 7, 2018, our shares of common stock have been quoted on the OTCQB tier of the OTC Markets Group, Inc. (the “OTC Markets Group”) under the stock symbol “GMVP.” From December 18, 2017 until September 6, 2018, our shares of common stock were quoted on the OTCPink tier of the OTC Markets Group. From February 6, 2017, until December 17, 2018, our shares of common stock were quoted on the OTCPink tier of the OTC Markets under the stock symbol “MYYZ”. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets Group. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. On March 1, 2019, the closing price of the Company’s common stock on the OTCQB was $0.0427 per share.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)

November 30, 2018	0.13	0.05
August 31, 2018	0.13	0.06
May 31, 2018	0.85	0.11
February 28, 2018	5.00	0.25
November 30, 2017	1.00	0.90
August 31, 2017	0.025	0.025
May 31, 2017	0.025	0.025
February 28, 2017	0.025	0.025

Stockholders

As of the date of this Prospectus, there were 132,637,500 shares of common stock issued and outstanding held by approximately 54 stockholders of record (including street name holders), 8,480,000 shares of our Series A Preferred Stock, convertible at any time into shares of our common stock at a conversion price of $0.165 per share and warrants with a term of three years, exercisable at any time into shares of our common stock at an exercise price of $0.165 per share.

Transfer Agent

Our transfer agent is Empire Stock Transfer, Inc. (“Empire Stock Transfer”), whose address 1859 Whitney Mesa Dr., Henderson, Nevada 89014. Empire Stock Transfer’s telephone number is (702) 818-5898.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

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Recent Sales of Unregistered Securities

None.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

Results of Operations

Three-Month Periods Ended November 30, 2018 and 2017

We recorded revenues $1,128 for the three months ended November 30, 2018, with the cost of such revenues being $30,063. We recorded revenues of $5,140 for the three months ended November 30, 2017, with the cost of such revenues being $3,983.

For the three months ended November 30, 2018, we incurred total operating expenses of $162,663, consisting of professional fees of $73,212, Insurance of $38,749 and general and administrative expenses of $50,702.

For the three months ended November 30, 2017, we incurred total operating expenses of $23,819, consisting of professional fees of $8,765, and general and administrative expenses of $15,054.

Our net loss for the three months ended November 30, 2018, was $91,408. Our net loss for the three months ended November 30, 2018, was $22,767.

The years ended August 31, 2018 and 2017

For the year ended August 31, 2018, we generated $16,771 in revenues, and the cost of revenues was $81,025. For the year ended August 31, 2017, we generated no revenues.

For the year ended August 31, 2018, we incurred operating expenses of $371,864, consisting of professional fees of $133,882, consulting fees of $72,349, professional fees of $133,822, travel of $46,930 and general and administrative expenses of $56,951. By way of comparison, we incurred operating expenses of 13,476, consisting of solely of general and administrative expenses.

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We incurred net losses of $975,524 and $13,476 for the years ended August 31, 2018 and 2017, respectively. The following table provides selected financial data about our company at August 31, 2018 and 2017.

Balance Sheet Data	August 31, 2018	August 31, 2017
Cash and Cash Equivalents	$774,468	$25
Total Assets	$862,743	$2,825
Total Liabilities	$686,868	$16,101
Shareholders’ Equity (Deficit)	$175,875	$(13,276)

Liquidity and Capital Resources

At November 30, 2018, we had a cash balance of $246,622, and our working capital balance is $64,433. We do not have sufficient cash on hand to complete our plan of operation for the next 12 months. We will need to raise funds to complete our plan of operation and fund our ongoing operational expenses for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development to complete our plan of operation and our business will fail.

Going Concern

As reflected in the condensed consolidated financial statements contained elsewhere is this Registration Statement on Form S-1, as of November 30, 2018 we had cash on hand and had an accumulated deficit of $246,622 and $1,097,175, respectively, and during the three months ended November 30, 2018, we utilized cash for operations and incurred a net loss of $524,869 and $91,408, respectively. Our uses of cash have been primarily for strategic investments we made and operations and marketing efforts to promote and develop our CBD products and our company. Our principal sources of liquidity have been cash provided by financing, primarily through the sale of equity securities and issuance of convertible notes, along with revenues from our principal business activities. Further, we have used cash for various strategic investments for which we typically receive returns when such investments are sold and when or if dividends are declared.

As of the date of this Registration Statement on Form S-1, our cash resources are insufficient to meet our current operating expense requirements and planned business objectives without additional financing. Our ability to continue as a going concern is dependent on our ability to raise additional capital and to ultimately achieve sustainable revenues and income from our operations. We anticipate that significant additional expenditures will be necessary to expand and bring to market our products and investments before sufficient and consistent positive operating cash flows will be achieved. As such, we will need additional funds to operate our business through and beyond the date of this Registration Statement on Form S-1 filing.

To address our capital requirements, in October 2018 we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Cavalry Fund, LP, a Delaware limited partnership (the “Purchaser”), pursuant to which the Purchaser has the right to purchase up to $1,000,000 of our shares of common stock (the “Shares”) at a purchase price equal to 75% of the lowest closing price of our common stock on the over-the-counter markets for the five business days prior to a purchase. The Purchaser, however, will not have the right to purchase more than $300,000 worth of our shares of common stock within a consecutive period of 30 business days. However, we anticipate that additional funds will be needed to continue operations, obtain profitability and to achieve our objectives. There can be no assurance that such funds will be available or at terms acceptable to us. Even if we are able to obtain additional financing, it may contain undue restrictions and covenants on our operations, in the case of debt financing or cause substantial dilution for our stockholders in the case of convertible debt and equity financing.

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These and other factors raise substantial doubt about our ability to continue as a going concern. Further, our independent auditors in their audit report for our fiscal year ended August 31, 2018 expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Summary of Significant Accounting Policies

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Timothy Orr	47	President, Secretary, Treasurer and Director

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Timothy Orr

President, Secretary, Treasurer and Director

Timothy Orr, age 47, has served as our President and a director since October 9, 2017. He has also served as Secretary and Treasurer since February 28, 2018. Mr. Orr has over 20 years of legal, business and public and private company experience. Mr. Orr’s law practice focuses on business formation and financing tailored to small and medium size companies. Mr. Orr has acted as outside counsel for publicly traded companies as well as private companies seeking equity financing for the expansion of their business. Additionally, since 2004, Mr. Orr has owned and operated Jameson Capital, LLC, a business development consulting services company. In 1994, Mr. Orr obtained a BA in Biology from Whitworth University, and in 1998, he obtained a JD from Gonzaga School of Law. Mr. Orr’s background as a lawyer and desire to participate in the management of GridIron BioNutrients, Inc. led to our conclusion that he should serve as a director in light of our business and structure.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Director Independence

Our board of directors is currently composed of one member, and such member does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Significant Employees and Consultants

As of the date of this Prospectus, the Company has no significant employees, other than its officers and directors acting in such capacity.

Audit Committee and Conflicts Of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early business development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based on our review of filings made on the SEC website, and the fact of us not receiving certain forms or written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended August 31, 2018, none of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

Stockholder Communications with the Board Of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

Employment Agreements

We have no employment agreements with our officers, directors or any other person.

Indemnification Agreements

We have no indemnification agreements with our officers, directors or any other person.

Family Relationships

No family relationships exist between our officers and directors or any person who is an affiliate of the Company.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our principal executive officer and principal financial officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal periods ended August 31, 2017 and 2018. Other than as set forth below, no executive officer’s total annual compensation exceeded $100,000 during our last fiscal period.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation($)	Total ($)

Sommay	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Vongsa (1)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Darren	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Long (2)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Timothy	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Orr (3)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Brian	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Martinho (4)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1)	Appointed President, Secretary, Treasurer and director on July 31, 2014. Resigned as President, Secretary, Treasurer and director on October 9, 2017.
(2)

Appointed Chief Executive Officer, Secretary and Chairman of the Board of Directors, on October 9, 2017. Resigned as Chief Executive Officer, Secretary and Chairman of the Board of Directors, on February 27, 2018.

(3)	Appointed President and director on October 9, 2017. Appointed Secretary and Treasurer on February 27, 2018.
(4)	Appointed Treasurer and director on October 9, 2017. Resigned as Treasurer and director on February 27, 2018.

On October 9, 2017, as a result of the Share Exchange Agreement, the stockholders of GridIron Ventures received 70,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of GridIron Ventures. Timothy Orr, our President, Secretary, Treasurer and director, was one of three stockholders and of GridIron Ventures. Accordingly, he was a recipient of 17,500,000 shares, or 25%, of our common stock issued in connection with the Share Exchange Agreement.

Employment Agreements

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for Timothy Orr, our sole officer and director has not yet been determined.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Option Exercises and Fiscal Year-End Option Value Table

We have not issued nor have a stock option plan and as such, there were no stock options exercised by the named executive officers as of the end of the fiscal period ended August 31, 2018.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended August 31, 2018.

We currently do not pay any compensation to our directors serving on our board of directors.

32

Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended August 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sommay Vongsa (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
Darren Long (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
Timothy Orr (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
Brian Martinho (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

____________

(1)	Appointed President, Secretary, Treasurer and director on July 31, 2014. Resigned as President, Secretary, Treasurer and director on October 9, 2017.
(2)

Appointed Chief Executive Officer, Secretary and Chairman of the Board of Directors, on October 9, 2017. Resigned as Chief Executive Officer, Secretary and Chairman of the Board of Directors, on February 27, 2018.

(3)	Appointed President and director on October 9, 2017. Appointed Secretary and Treasurer on February 27, 2018.
(4)	Appointed Treasurer and director on October 9, 2017. Resigned as Treasurer and director on February 27, 2018.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended August 31, 2018.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended August 31, 2018.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended August 31, 2018, provided for or contributed to by our company.

33

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended August 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Sommay Vongsa (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Darren Long (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Timothy Orr (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brian Martinho (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1)	Appointed President, Secretary, Treasurer and director on July 31, 2014. Resigned as President, Secretary, Treasurer and director on October 9, 2017.
(2)

Appointed Chief Executive Officer, Secretary and Chairman of the Board of Directors, on October 9, 2017. Resigned as Chief Executive Officer, Secretary and Chairman of the Board of Directors, on February 27, 2018.

(3)	Appointed President and director on October 9, 2017. Appointed Secretary and Treasurer on February 27, 2018.
(4)	Appointed Treasurer and director on October 9, 2017. Resigned as Treasurer and director on February 27, 2018.

We currently do not pay any compensation to our directors for serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of the date of this Prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 132,637,500 shares of our common stock issued and outstanding as of the date of this Prospectus.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Timothy Orr (3)	20,000,000	15.0%
Common Stock	Grays Peak LLC (4)	85,000,000	64.0%
Series A Preferred Stock	Cavalry Fund I LP (5)	6,372,644	9.6%
All directors and executive officers as a group (1 person)		20,000,000	15.0%

__________

(1)	The percentages below are based on 132,637,500 shares of our common stock issued and outstanding as of the date of this Form 10-K.
(2)	c/o GridIron BioNutrients, 1119 West 1st Ave., Ste. G, Spokane, Washington 99021.
(3)	Appointed President and director on October 9, 2017. Appointed Secretary and Treasurer on February 27, 2018.
(4)	Voting and/or dispositive control held by Scott Stevens.
(5)

Holder of 6,372,644 shares of Series A Preferred Stock and a warrant to purchase 6,372,644 shares of common stock. Each share of Series A Preferred Stock is convertible at any time until July 30, 2020, at the election of the holder of the Series A Preferred Stock, into one share of common stock at a conversion price of $0.125 per share. The warrant to purchase 6,372,644 shares of common stock is convertible into shares of common stock at a conversion price of $0.165 per share, until July 30, 2021, and contains a cashless exercise feature, if such Warrant not registered in a registration statement.

34

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended August 31, 2018, the company assumed a related party payable totaling $75,907 through the acquisition and reverse merger as discussed in Note 1 – Organization and Description of Business. The payable was forgiven during the year ended August 31, 2018 resulting in a write off to additional paid in capital of $75,907.

The Company entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”), dated April 19, 2018, by and among the Company, Food for Athletes, Inc., a California corporation, Darren Long and Brian Martinho, pursuant to which the Company purchased 35,000,000 shares of common stock of the Company held by Darren Long for a purchase price of $0.0008095 per shares, for an aggregate purchase price of $28,333.33, and purchased 17,500,000 shares of common stock of the Company held by Brian Martinho, for a purchase price of 0.0008095 per share, for an aggregate purchase price of $14,166.67. Additionally, the Company released claims against each the other parties to the Stock Repurchase Agreement, and each of the other parties to the Stock Repurchase Agreement release the Company from all claims.

INTEREST OF NAMED EXPERTS AND COUNSEL

Thomas Puzzo, of Law Offices of Thomas E. Puzzo, PLLC, counsel to the Company, is the holder of 2,500,000 shares of Common Stock of the Company. Law Offices of Thomas E. Puzzo, PLLC, is counsel named in this Prospectus as having prepared part of this Prospectus. Except with respect to Mr. Puzzo, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

EXPERTS

The financial statements included in this Prospectus for the years ended August 31, 2018 and 2017 have been audited by Fruci & Associates II, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated in the applicable prospectus supplement, Law Offices of Thomas Puzzo, PLLC, will provide opinions regarding the validity of the shares of our Common Stock. Law Offices of Thomas Puzzo, PLLC may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

35

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Fruci & Associates II, PLLC, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

36

GRIDIRON BIONUTRIENTS, INC.

INDEX TO FINANCIAL STATEMENTS

Fiscal Years ended August 31, 2018 and 2017 (Audited)

Three months ended November 30, 2018 and 2017 (Unaudited)

Condensed Consolidated Balance Sheets as of November 30, 2018 (Unaudited) and August 31, 2018	F-16
Condensed Unaudited Consolidated Statements of Operations for the six months ended November 30, 2018 and November 30, 2017.	F-17
Condensed Unaudited Consolidated Statements of Stockholders’ Equity for the six months ended November 30, 2018.	F-18
Condensed Unaudited Consolidated Statements of Cash Flows for the six months ended November 30, 2018 and November 30, 2017	F-19
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-20

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Gridiron BioNutrients, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gridiron BioNutrients, Inc. (“the Company”) as of August 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year and period then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and 2017, and the results of its operations and its cash flows for each of the year and period ended August 31, 2018 and 2017, respectively, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and intends to fund operations through equity financing which may be insufficient to fund its capital expenditures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Fruci & Associates II, PLLC We have served as the Company’s auditor since 2017. Spokane, Washington
December 14, 2018

F-2

GRIDIRON BIONUTRIENTS, INC.
(f.k.a. My Cloudz, Inc.)
COSOLIDATED BALANCE SHEETS

	August 31,
	2018	2017
ASSETS
Current assets
Cash	$774,468	$25
Accounts receivable	428	-
Inventory	53,110	-
Prepaid expense	30,000	-
Total current assets	858,006	25

Equipment, net of accumulated depreciation of $530 and $0, respectively	1,937	-
Trademarks	2,800	2,800

Total assets	$862,743	$2,825

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$95,287	$-
Related party payable	-	16,101
Derivative liability	537,889	-
Note payable, current portion	49,500	-
Dividends payable	4,192	-
Total current liabilities	686,868	16,101

Commitments and contingencies	-	-

Stockholders' equity (deficit)
Common stock to be issued	160,000	-
Preferred stock, $0.001 par value; 25,000,000 share authorized; 8,480,000 and 0 issued and outstanding as of August 31, 2018 and 2017, respectively	8,480	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 132,637,500 and 62,637,500 shares issued and outstanding as of August 31, 2018 and 2017, respectively	132,638	62,638
Additional paid in capital	867,949	(62,438)
Accumulated deficit	(993,191)	(13,476)
Total stockholders' equity (deficit)	175,875	(13,276)

Total liabilities and stockholders' equity (deficit)	$862,743	$2,825

The accompanying notes are an integral part of these financial statements.

F-3

GRIDIRON BIONUTRIENTS, INC.
(f.k.a. My Cloudz, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended August 31, 2018	Period from July 20, 2017 (inception) to August 31, 2017
Revenues	$16,771	$-
Cost of revenues	81,025	-
Net margin	(64,254)	-

Operating expenses
Advertising	61,812	-
Consulting fees	72,349	-
General and administrative	56,951	13,476
Professional fees	133,822	-
Travel	46,930	-
Total operating expenses	371,864	13,476

Net loss from operations	(436,118)	(13,476)

Other income (expense)
Interest expense	(1,517)	-
Gain on change in fair value of derivative liability	136,123	-
Equity issuance costs	(674,012)	-
Total other income (expense)	(539,406)	-

Net loss	$(975,524)	$(13,476)

Net loss per common share, basic and diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding, basic and diluted	125,158,048	62,637,500

The accompanying notes are an integral part of these financial statements.

F-4

GRIDIRON BIONUTRIENTS, INC.
(f.k.a. My Cloudz, Inc.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional Paid in	Common Stock	Retained
	Number	Amount	Number	Amount	Capital	To be Issued	Earnings	Total
Balance, July 20, 2017 (inception)	-	$-	-	$-	$-	$-	$-	$-
Effects of reverse capitalization	-	-	62,437,500	62,438	(62,438)	-	-	-
Common shares issued for services	-	-	200,000	200	-	-	-	200
Net loss, period ended August 31, 2017	-	-	-	-	-	-	(13,476)	(13,476)
Balance, August 31, 2017	-	-	62,637,500	62,638	(62,438)	-	(13,476)	(13,276)

Issuance of preferred stock for cash	8,480,000	8,480	-	-	997,520	-	-	1,006,000
Issuance of common stock for reverse merger	-	-	70,000,000	70,000	(143,040)	-	-	(73,040)
Common stock subscribed for cash	-	-	-	-	-	160,000	-	160,000
Forgiveness of related party payable	-	-	-	-	75,907	-	-	75,907
Dividends on preferred stock accrued	-	-	-	-	-	-	(4,192)	(4,192)
Net loss, period ended August 31, 2018	-	-	-	-	-	-	(975,524)	(975,524)
Balance, August 31, 2018	8,480,000	$8,480	132,637,500	$132,638	$867,949	$160,000	$(993,191)	$175,875

The accompanying notes are an integral part of these financial statements.

F-5

GRIDIRON BIONUTRIENTS, INC.
(f.k.a. My Cloudz, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31, 2018	Period from July 20, 2017 (inception) to August 31, 2017
Cash flows from operating activities
Net loss	$(975,524)	$(13,476)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	530	-
Stock based issue costs	674,012	-
Gain on change in fair value of derivative liability	(136,123)	-
Changes in operating assets and liabilities
Accounts receivable	(428)	-
Inventory	(53,110)	-
Prepaid expenses	(30,000)	-
Accounts payable and accrued expenses	94,182	-
Expenses paid on behalf of company	-	13,276
Related party payable	(16,101)	-
Common stock issued for services	-	200
Net cash used in operating activities	(442,562)	-

Cash flows from investing activities
Purchase of equipment	(2,467)	-
Net cash used in investing activities	(2,467)	-

Cash flows from financing activities
Advances from related parties	-	25
Proceeds from notes payable	49,500	-
Proceeds from common stock subscriptions	160,000	-
Proceeds from the sale of preferred stock and warrants	1,006,000	-
Cash contributed in merger	3,972	-
Net cash provided by financing activities	1,219,472	25

Cash, beginning of period	25	-
Net change in cash	774,443	25
Cash, end of period	$774,468	$25

Supplemental cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash investing activities
Accounts payable and accrued expenses assumed in reverse merger	$1,105	$-
Forgiveness of related party payable	$75,907	$-
Related party payable assumed in reverse merger	$75,907	$-
Common shares issued in reverse merger at par value	$70,000	$-
Trademark costs paid by related party	$-	$2,800

The accompanying notes are an integral part of these financial statements.

F-6

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gridiron BioNutrients, Inc. (the “Company” or “Gridiron”) was formed under the laws of the state of Nevada on July 20, 2017 to develop and distribute a retail line of health water infused with probiotics and minerals. The Company has elected an August 31, 2017 year end.

Acquisition and Reverse Merger

On October 10, 2017, the Company completed a reverse merger with My Cloudz, Inc. (“My Cloudz”) pursuant to which the Company merged into My Cloudz on October 10, 2017. Under the terms of the merger, the Company shareholders received 70,000,000 common shares of My Cloudz common stock such that the Company shareholders received approximately 57% of the total common shares issued and outstanding following the merger. Due to the nominal assets and limited operations of My Cloudz prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 whereby the Company became the accounting acquirer (legal acquiree) and My Cloudz was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer (GridIron) adjusted to reflect the legal capital of the accounting acquiree (My Cloudz). As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer of August 31.

At the date of acquisition, My Cloudz had $3,972 of cash, $1,105 of accounts payable and a related party payable of $75,907. Book values for all assets acquired and liabilities assumed equaled fair values as of the date of acquisition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for Gridiron is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for fair value calculations related to embedded conversion features of outstanding convertible notes payable.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had $774,468 and $25 of cash and no cash equivalents as of August 31, 2018 and August 31, 2017 respectively. As of August 31, 2018, the Company had cash of $524,443 with one financial institution in excess of the FDIC insured limit of $250,000.

Revenue recognition

The Company follows paragraph 605-10-S99 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company primarily generates revenues through the sale of products through its website and at industry tradeshows.

F-7

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, account payable, accrued expenses, notes payable, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

As discussed in Note 7 – Warrants and Derivative Liability, the Company valued its derivative liability using Level 3 inputs as of August 31, 2018. The Company did not identify any additional assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 825-10 as of August 31, 2018 and August 31, 2017 respectively.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Principals of Consolidation

The consolidated financial statements represent the results of Gridiron BioNutrients, Inc,; its wholly owned subsidiary, GridIron Ventures and the assets, processes, and results therefrom. All intercompany transactions and balances have been eliminated. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

F-8

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed in the period incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets and the modified accelerated cost recovery system for federal income tax purposes. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computer Equipment	3 years

 The Company’s property and equipment consisted of the following as of August 31, 2018 and August 31, 2017:

	August 31,
	2018	2017
Computer Equipment	$2,467	$-
Accumulated depreciation	(530)	-
Net book value	$1,937	$-

Depreciation expense for the year ended August 31, 2018 and period ended August 31, 2017 was $530 and $0, respectively.

Inventories

Inventories consist primarily of ready to sell product and packing materials and are stated at the lower of cost or net realizable value using the first‑in, first‑out method. The Company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements. Inventory write‑downs for excess, defective and obsolete inventory are recorded as a cost of revenue. The Company did not have any write downs of inventory during the year ended August 31, 2018 or period ended August 31, 2017, respectively. Inventory balances were $53,110 and $0 as of August 31, 2018 and August 31, 2017, respectively.

Notes Payable

As of August 31, 2018, and August 31, 2017, the Company had two notes payable with a principal balance of $49,500 and $0, respectively, owed to two separate noteholders. Each note payable is unsecure with one bearing interest at 5% and the other at 0% respectively. As of August 31, 2018, the Company had an outstanding accrued interest balance of $475, which has been included in accounts payable and accrued expenses.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity, note as they would have been anti-dilutive. The conversion of preferred shares and warrants to commons shares could potentially bring the amount of common shares to a total of 183,746,071. The preferred conversion and warrants would account for 50,880,000 additional shares bringing along with the 132,637,500 outstanding at August 31, 2018 plus an additional 228,571 that have not been issued yet. There were no potentially dilutive shares outstanding during the periods ended August 31, 2018 and August 31, 2017 respectively.

F-9

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

Dividends

As discussed in Note 5 – Stockholders Equity (Deficit), during the year ended August 31, 2018, the Company issued preferred stock which accrues dividends at a rate of 5% annually. There was $4,192 and $0 of dividends payable at August 31, 2018 and 2017, respectively.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising costs totaling $61,812 during the year ended August 31, 2018 and $0 during the period ended August 31, 2017.

Stock-Based Compensation

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of subtopic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”) and subtopic 718-20 for awards classified as equity to employees. There was $0 and $200 of stock based compensation during the year ended August 31, 2018 and period ended August 31, 2017.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Accounts Receivable

Accounts receivable balances are established for amounts owed to the Company from its customers from the sale of products. The Company closely monitors the collectability of outstanding accounts receivable and provide an allowance for doubtful accounts based on estimated collections of outstanding amounts. There was $428 and $0 outstanding accounts receivable as of August 31, 2018 and 2017, respectively.

F-10

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

Recently Issued Accounting Standards

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. This analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule is effective as of November 5, 2018. The Company does not expect the adoption of this final rule to have a material impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting,” which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from non-employees. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company elected to early-adopt this standard in the current period; the adoption of this standard did not impact the financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” which provides amendments to current guidance to address the classifications and presentation of changes in restricted cash in the statement of cash flows. The effective date for the standard is for fiscal years beginning after December 15, 2017. The Company adopted the standard effective January 1, 2018; the adoption of this standard did not have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The amendments in this update will require recognition of current and deferred income taxes resulting from an intra-entity transfer of an asset other than inventory when the transfer occurs. This update is effective for annual and interim periods beginning after December 15, 2017. The Company adopted the standard effective January 1, 2018; the adoption of this standard did not have a material impact on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326)” which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. For trade receivables, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The guidance is effective for fiscal years beginning after December 31, 2019, including interim periods within those years. Early application of the guidance is permitted for all entities for fiscal years beginning after December 15, 2018, including the interim periods within those fiscal years. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The Company does not expect the adoption of this final rule to have a material impact on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which supersedes the guidance in ASC 840, “Leases.” The purpose of the new standard is to improve transparency and comparability related to the accounting and reporting of leasing arrangements. The guidance will require balance sheet recognition for assets and liabilities associated with rights and obligations created by leases with terms greater than twelve months. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those years. Although the standard initially required the modified retrospective approach for adoption, in July 2018, the FASB issued ASU 2018-18, allowing companies to initially apply the new lease requirements at the effective date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Early adoption is permitted. The Company does not expect the adoption of this final rule to have a material impact on the financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which amends the guidance in ASC 605, “Revenue Recognition.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt this standard on September 1, 2018 using the full retrospective method restating each prior reporting period presented in future filings. The Company has substantially completed its analysis of the impact of adoption and has concluded the adoption of ASC 606 will not have a significant impact on the Company’s financial statements.

F-11

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

Trademark

During the period ended August 31, 2017, a related party incurred total costs of $2,800 to acquire a trademark on behalf of the Company. Trademark costs are capitalized as incurred to the extent the Company expects the costs incurred to result in a trademark being awarded. Trademarks are reviewed for impairment loss considerations annually. As of August 31, 2018 and 2017, the Company had trademarks totaling $2,800 and recorded impairment losses of $0 for the periods then ended. Trademarks amortized over the expected useful lives when issued. Amortization expense from trademarks are included in general and administrative expenses and totaled $0 for the periods ended August 31, 2018 and August 31, 2017, respectively.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a net loss of $975,523 and $13,476 for the periods ended August 31, 2018 and August 31, 2017. The Company has working capital of $171,139 and an accumulated deficit of $993,191 as of August 31, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has plenty of cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to fund operations through additional debt and equity financing. Debt instruments may be convertible or non-convertible and will vary based on the Company’s needs and financing options available at such times.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period of July 20, 2017 (inception) to August 31, 2017, a company director paid a total of $2,800 towards obtaining trademarks, $13,276 towards operating and start up costs and $25 to open the Company bank account. The advances are non-interest bearing and due on demand and as such is included in current liabilities. There was $0 and $16,101 due as of August 31, 2018 and 2017, respectively.

During the year ended August 31, 2018, the company assumed a related party payable totaling $75,907 through the acquisition and reverse merger as discussed in Note 1 – Organization and Description of Business. The payable was forgiven during the year ended August 31, 2018 resulting in a write off to additional paid in capital of $75,907.

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

On July 16, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 5,000,000 shares, designated as our Preferred Stock. On July 16, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 5,000,000 shares of preferred stock.

On July 30, 2018, the Board of Directors of the Company authorized the designation of 9,000,000 shares of Series A Preferred Stock. On July 31, 2018, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, creating 900,000 shares of Series A Preferred Stock.

On August 1, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock. On August 1, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 25,000,000 shares of preferred stock.

F-12

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

NOTE 5 – STOCKHOLDERS’ EQUITY (CONTUNUED)

Preferred Stock (continued)

The preferred stock accrues dividends at a rate of 5% annually, are convertible to common stock at a rate of $0.125 per share at the option of the holder. Further, the preferred stock is redeemable by the Company at a premium during the first 180 days after issuance and another premium after the 180th day from issuance.

During the year ended August 31, 2018, the Company issued a total of 8,480,000 of preferred stock and 8,480,000 of warrants for total cash proceeds of $1,006,000.

There were 8,480,000 and 0 preferred shares issued and outstanding as of August 31, 2018 and August 31, 2017, respectively.

Common Stock

The Company is authorized to issue up to 200,000,000 shares of $0.001 par value common stock. During the period ended August 31, 2017, the Company issued a total of 200,000 common shares to the members of its board of directors for services valued at $0.001 per share for a total of $200. During the year ended August 31, 2018, the Company issued a total of 70,000,000 common shares to complete its acquisition and reverse merger as discussed in Note 1 – Organization and Description of Business. There were 132,637,500 and 62,637,500 common shares issued and outstanding as of August 31, 2018 and August 31, 2017, respectively.

Common Stock Subscribed

During the year ended August 31, 2018, the Company accepted four separate common stock subscriptions representing a total of 228,571 common shares for total cash proceeds of $160,000.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended August 31, 2018 and 2017 or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	2017	2018
Income tax provision at the federal statutory rate	35%	21%
Effect on operating losses	(35%)	(21%)
		-

F-13

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

NOTE 6 – INCOME TAXES (CONTINUED)

The net deferred tax assets consist of the following:

	August 31,
	2018	2017
Net operating loss carry forward	$993,192	$13,476
Valuation allowance	(993,192)	(13,476)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	August 31,
	2018	2017
Tax at statutory rate	$204,860	$4,717
Increase in valuation allowance	(204,860)	(4,717)
Net deferred tax asset	$-	$-

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, there are no pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 – WARRANTS AND DERIVATIVE LIABILITY

As discussed in Note 5 – Stockholders’ Equity (Deficit), the Company issued a total of 8,480,000 warrants to purchase common stock as part of its preferred stock offering. The warrants are exercisable for a period of three years at $0.165 per share. Additionally, the warrant holder is entitled to a cashless exercise after six months from issuance in which the holder is entitled to receive a number of shares equal to: [A] the number of outstanding warrant shares under the original issuance multiplied by [B] the greater of the trailing five day volume weighted average price less [A] the number of outstanding warrant shares under the original issuance multiplied by [C] the exercise price of the warrant under the original issuance divided by [D] the lesser of the arithmetic average of the volume weighted average price during the five trailing trading days or the volume weighted average price for the trading day immediately prior to the cashless exercise election. For clarity, the resulting formula is [(A x B) – (A x C)] / D.

The Company analyzed the conversion features of the cashless exercise feature in the warrants issued for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded features should be classified as a derivative liability because the exercise price of these warrants are subject to a variable rate. The Company has determined that warrants are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has recorded a derivative liability.

F-14

GRIDIRON BIONUTRIENTS, INC.

Notes to Financial Statements

August 31, 2018

NOTE 8 – WARRANTS AND DERIVATIVE LIABILITY (CONTINUED)

Upon issuance, the Company valued the derivative using a Black-Scholes model yielding a total value of $674,012 which was expensed during the year ended August 31, 2018. The Company used the following assumptions upon initial measurement: value per common share of $0.09, a remaining life of 3.0 years, an exercise price of $0.165, a risk free rate of 2.77% and volatility of 195%.

The Company revalued the derivative liability as of August 31, 2018 and recorded a gain of $136,123 on the change in fair value of derivative liabilities for the year then ended. The Company used the following assumptions upon initial measurement: value per common share of $0.07, a remaining life of 2.92 years, an exercise price of $0.165, a risk free rate of 2.70 and volatility of 192%.

As of August 31, 2018 and 2017, the Company had derivative liabilities totaling $537,889 and $0, respectively.

The following table summarizes all stock option activity for the year ended August 31, 2018:

	Warrants	Weighted- Average Exercise Price Per Share
Outstanding, August 31, 2017	-	$-
Granted	8,480,000	0.165
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, August 31, 2018	8,480,000	$0.165

The following table discloses information regarding outstanding and exercisable options at August 31, 2018:

	Outstanding			Exercisable
Exercise Prices	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number of Option Shares	Weighted Average Exercise Price
$0.165	$8,480,000	$0.165	2.92	8,480,000	$0.165
	8,480,000	$0.165	2.92	8,480,000	$0.165

NOTE 9 – SUBSEQUENT EVENTS

The Company has secured a lease through the Timothy Orr the President in Carson City, Nevada on October 12, 2018. The amount of rent that will be paid is $3,000 a month. The lease is a short term lease until January 15, 2019 after which it will become a month to month lease if both parties agree.

The Company has evaluated all other events occurring subsequently to these financial statements through December 14, 2018 and determined there are none to disclose.

F-15

GRIDIRON BIONUTRIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30, 2018	August 31, 2018
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$246,622	$774,468
Accounts receivable	428	428
Inventory	318,492	53,110
Prepaid expense	30,000	30,000
Total current assets	595,542	858,006

Equipment, net of accumulated depreciation of $785 and $530, respectively	4,659	1,937
Trademarks	2,800	2,800

Total assets	$603,001	$862,743

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$27,266	$95,287
Derivative liability	437,576	537,889
Note payable, current portion	49,500	49,500
Dividends payable	16,767	4,192
Total current liabilities	531,109	686,868

Commitments and contingencies	-	-

Stockholders' deficit
Common stock subscribed	160,000	160,000
Preferred stock, $0.001 par value; 25,000,000 shares authorized; 8,480,000 and 8,480,000 issued and outstanding as of November 30, 2018 and August 31, 2018, respectively	8,480	8,480
Common stock, $0.001 par value; 200,000,000 shares authorized; 132,637,500 and 132,637,500 shares issued and outstanding as of November 30, 2018 and August 31, 2018, respectively	132,638	132,638
Additional paid in capital	867,949	867,949
Accumulated deficit	(1,097,175)	(993,192)
Total stockholders' deficit	71,892	175,875

Total liabilities and stockholders' deficit	$603,001	$862,743

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

GRIDIRON BIONUTRIENTS, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended November 30, 2018	Three Months Ended November 30, 2017
Revenues	$1,128	$5,140
Cost of revenues	30,063	3,983
Net margin	(28,935)	1,157

Operating expenses
General and administrative	50,702	15,054
Insurance	38,749	-
Professional fees	73,212	8,765
Total operating expenses	162,663	23,819

Net loss from operations	(191,598)	(22,662)

Other expense
Interest expense	123	105
Gain on change in fair value of derivative liability	(100,313)	-
Total other expense	(100,190)	105

Net loss	$(91,408)	$(22,767)

Net loss per common share, basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding, basic and diluted	132,637,500	102,644,407

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

GRIDIRON BIONUTRIENTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

						Common
	Preferred Stock		Common Stock		Additional Paid in	Stock To be	Retained
	Number	Amount	Number	Amount	Capital	Issued	Earnings	Total
Balance, August 31, 2017	-	-	62,637,500	62,638	(62,438)	-	(13,476)	(13,276)

Issuance of preferred stock for cash	8,480,000	8,480	-	-	997,520	-	-	1,006,000
Issuance of common stock for reverse merger	-	-	70,000,000	70,000	(143,040)	-	-	(73,040)
Common stock subscribed for cash	-	-	-	-	-	160,000	-	160,000
Forgiveness of related party payable	-	-	-	-	75,907	-	-	75,907
Dividends on preferred stock accrued	-	-	-	-	-	-	(4,192)	(4,192)
Net loss, period ended August 31, 2018	-	-	-	-	-	-	(975,524)	(975,524)
Balance, August 31, 2018	8,480,000	$8,480	132,637,500	$132,638	$867,949	$160,000	$(993,192)	$175,875

Dividends on preferred stock accrued	-	-	-	-	-	-	(12,575)	(12,575)
Net loss, period ended November 30, 2018	-	-	-	-	-	-	(91,408)	(91,408)
Balance, November 30, 2018	8,480,000	$8,480	132,637,500	$132,638	$867,949	$160,000	$(1,097,175)	$71,892
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-18

GRIDIRON BIONUTRIENTS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
THREE MONTHS ENDED NOVEMBER 30, 2018 AND NOVEMBER 30, 2017

Cash flows from operating activities
Net loss	$(91,408)	$(22,767)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	255	-
Gain on change in fair value of derivative liability	(100,313)	-
Changes in operating assets and liabilities
Prepaid expense	-	(10,193)
Inventory	(265,382)	-
Accounts payable and accrued expenses	(68,021)	355
Related party payable	-	8,608
Net cash used in operating activities	(524,869)	(23,997)

Cash flows from investing activities
Purchase of equipment	(2,977)	-
Net cash used in investing activities	(2,977)	-

Cash flows from financing activities
Proceeds from notes payable	-	10,000
Proceeds from sale of common stock	-	60,000
Cash acquired in reverse acquisition	-	3,972
Net cash provided by financing activities	-	73,972

Cash, beginning of period	774,468	25
Net change in cash	(527,846)	49,975
Cash, end of period	$246,622	$50,000

Supplemental cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash investing activities
Preferred stock dividends declared	$12,575	$-
Accounts payable and accrued expenses assumed in reverse merger	$-	$1,104
Related party payable assumed in reverse merger	$-	$75,907

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gridiron BioNutrients, Inc. (the “Company” or “Gridiron”) was formed under the laws of the state of Nevada on July 20, 2017 to develop and distribute a retail line of health water infused with probiotics and minerals. The Company has elected an August 31st year end.

Acquisition and Reverse Merger

On October 10, 2017, the Company completed a reverse merger with My Cloudz, Inc. (“My Cloudz”) pursuant to which the Company merged into My Cloudz on October 10, 2017. Under the terms of the merger, the Company shareholders received 70,000,000 common shares of My Cloudz common stock such that the Company shareholders received approximately 57% of the total common shares issued and outstanding following the merger. Due to the nominal assets and limited operations of My Cloudz prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 whereby the Company became the accounting acquirer (legal acquiree) and My Cloudz was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer (GridIron) adjusted to reflect the legal capital of the accounting acquiree (My Cloudz). As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer of August 31.

At the date of acquisition, My Cloudz had $3,972 of cash, $1,105 of accounts payable and a related party payable of $75,907. Book values for all assets acquired and liabilities assumed equaled fair values as of the date of acquisition.

NOTE 2 – CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of November 30, 2018 and November 30, 2017 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2018 financial statements. The results of operations for the periods ended November 30, 2018 are not necessarily indicative of the operating results for the full year.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for Gridiron is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for fair value calculations related to embedded conversion features of outstanding convertible notes payable.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had $246,622 and $774,468 of cash and cash equivalents as of November 30, 2018 or August 31, 2018. As of August 31, 2018, the Company held cash of $524,468 with one financial institution in excess of the FDIC insured limit of $250,000.

F-20

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company follows ASC 606 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue upon the transfer of promised services to customers in amounts that reflect the consideration to which the Company expects to be entitled the transfer of services. The Company considers revenue earned when all the following criteria are met: (i) the contract with the customer has been identified, (ii) the performance obligations have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to the performance obligations, and (v) the performance obligations have been satisfied. The Company primarily generates revenues through the sale of products through its website and at industry tradeshows.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, prepaid expenses, accounts payable, accrued expenses, notes payable, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

As discussed in Note 7 – Warrants and Derivative Liability, the Company valued its derivative liability using Level 3 inputs as of November 30, 2018 and August 31, 2018. The Company did not identify any additional assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 825-10 as of August 31, 2018 and August 31, 2017 respectively.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

F-21

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

Principals of Consolidation

The consolidated financial statements represent the results of Gridiron BioNutrients, Inc,; its wholly owned subsidiary, GridIron Ventures and the assets, processes, and results therefrom. All intercompany transactions and balances have been eliminated. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed in the period incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets and the modified accelerated cost recovery system for federal income tax purposes. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computer Equipment	3 years
Vehicle	5 years

The Company’s property and equipment consisted of the following as of November 30, 2018 and August 31, 2018:

	November 30, 2018	August 31, 2018
Computer Equipment	$2,467	$2,467
Vehicle	2,977	-
Accumulated depreciation	(785)	(530)
Net book value	$4,659	$1,937

Depreciation expense for the three months ended November 30, 2018 and November 30, 2017 was $255 and $0, respectively.

Inventories

Inventories consist primarily of raw materials, ready to sell product and packing materials and are stated at the lower of cost or net realizable value using the first‑in, first‑out method. The Company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements. Inventory write‑downs for excess, defective and obsolete inventory are recorded as a cost of revenue. The Company did not have any write downs of inventory during the three months ended November 30, 2018. Inventory balances were $318,492 and $53,110 as of November 30, 2018 and August 31, 2018, respectively.

Notes Payable

As of November 30, 2018 and August 31, 2018, the Company had two notes payable with a principal balance of $49,500 and $49,500, respectively, owed to two separate noteholders. Each note payable is unsecured with one bearing interest at 5% and the other at 0% respectively. As of November 30, 2018, the Company had an outstanding accrued interest balance of $599, which has been included in the consolidated balance sheets under accounts payable and accrued liabilities.

F-22

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity, as they would have been anti-dilutive. The conversion of preferred shares and warrants to common shares could potentially bring the amount of common shares to a total of 183,746,071. The preferred conversion and warrants would account for 50,880,000 additional shares along with the 132,637,500 outstanding at November 30, 2018 plus an additional 228,571 that have not been issued yet. There were no potentially dilutive shares outstanding during the periods ended November 30, 2018 and August 31, 2018 respectively.

Dividends

As discussed in Note 5 – Stockholders Equity (Deficit), during the year ended August 31, 2018, the Company issued preferred stock which accrues dividends at a rate of 5% annually. There was $16,767 and $4,192 of dividends payable at November 30, 2018 and August 31, 2018, respectively.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising costs totaling $0 during the three months ended November 30, 2018 and $0 during the period ended November 30, 2017.

Stock-Based Compensation

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of subtopic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”) and subtopic 718-20 for awards classified as equity to employees. There was $0 and $0 of stock-based compensation during the three months ended November 30, 2018 and period ended November 30, 2017.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-23

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Standards

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, ”Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. This analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule was effective as of November 5, 2018. The adoption of this final rule did not have a material impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07, ”Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting,” which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from non-employees. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company elected to early-adopt this standard in the current period; the adoption of this standard did not impact the financial statements.

In November 2016, the FASB issued ASU 2016-18, ”Statement of Cash Flows (Topic 230): Restricted Cash,” which provides amendments to current guidance to address the classifications and presentation of changes in restricted cash in the statement of cash flows. The effective date for the standard is for fiscal years beginning after December 15, 2017. The Company adopted the standard effective January 1, 2018; the adoption of this standard did not have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The amendments in this update will require recognition of current and deferred income taxes resulting from an intra-entity transfer of an asset other than inventory when the transfer occurs. This update is effective for annual and interim periods beginning after December 15, 2017. The Company adopted the standard effective January 1, 2018; the adoption of this standard did not have a material impact on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, ”Financial Instruments – Credit Losses (Topic 326)” which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. For trade receivables, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The guidance is effective for fiscal years beginning after December 31, 2019, including interim periods within those years. Early application of the guidance is permitted for all entities for fiscal years beginning after December 15, 2018, including the interim periods within those fiscal years. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The Company does not expect the adoption of this final rule to have a material impact on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which supersedes the guidance in ASC 840, ”Leases.” The purpose of the new standard is to improve transparency and comparability related to the accounting and reporting of leasing arrangements. The guidance will require balance sheet recognition for assets and liabilities associated with rights and obligations created by leases with terms greater than twelve months. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those years. Although the standard initially required the modified retrospective approach for adoption, in July 2018, the FASB issued ASU 2018-18, allowing companies to initially apply the new lease requirements at the effective date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Early adoption is permitted. The Company does not expect the adoption of this final rule to have a material impact on the financial statements.

In May 2014, the FASB issued ASU 2014-09, ”Revenue from Contracts with Customers (Topic 606),” which amends the guidance in ASC 605, ”Revenue Recognition.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt this standard on September 1, 2018 using the full retrospective method restating each prior reporting period presented in future filings. The Company has substantially completed its analysis of the impact of adoption and has concluded the adoption of ASC 606 will not have a significant impact on the Company’s financial statements.

F-24

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-02, Income Statement Reporting, Comprehensive Income (Topic 220). Effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this guidance by the Company is not expected to have a material impact on our condensed financial statements and related disclosures.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Accounts Receivable

Accounts receivable balances are established for amounts owed to the Company from its customers from the sale of products. The Company closely monitors the collectability of outstanding accounts receivable and provide an allowance for doubtful accounts based on estimated collections of outstanding amounts. There was $428 and $428 outstanding accounts receivable as of November 30, 2018 and August 31, 2018, respectively.

Trademark

During the period ended August 31, 2017, a related party incurred total costs of $2,800 to acquire a trademark on behalf of the Company. Trademark costs are capitalized as incurred to the extent the Company expects the costs incurred to result in a trademark being awarded. Trademarks are reviewed for impairment loss considerations annually. As of November 30, 2018 and August 31, 2018, the Company had trademarks totaling $2,800 and recorded impairment losses of $0 for the three months ended November 30, 2018 and November 30, 2017 respectively. Trademarks amortized over the expected useful lives when issued. Amortization expense from trademarks are included in general and administrative expenses and totaled $0 for the three months ended November 30, 2018 and November 30, 2017.

NOTE 4 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a net losses of $91,408 and $22,767 for the three months ended November 30, 2018 and November 30, 2017. The Company has working capital of $64,433 and an accumulated deficit of $1,097,175 as of November 30, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has plenty of cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

Management plans to fund operations through additional debt and equity financing. Debt instruments may be convertible or non-convertible and will vary based on the Company’s needs and financing options available at such times.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period of July 20, 2017 (inception) to August 31, 2017, a company director paid a total of $2,800 towards obtaining trademarks, $13,276 towards operating and start up costs and $25 to open the Company bank account.

F-25

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

On July 16, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 5,000,000 shares, designated as our Preferred Stock. On July 16, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 5,000,000 shares of preferred stock.

On July 30, 2018, the Board of Directors of the Company authorized the designation of 9,000,000 shares of Series A Preferred Stock. On July 31, 2018, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, creating 900,000 shares of Series A Preferred Stock.

On August 1, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock. On August 1, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 25,000,000 shares of preferred stock.

The preferred stock accrues dividends at a rate of 5% annually, are convertible to common stock at a rate of $0.125 per share at the option of the holder. Further, the preferred stock is redeemable by the Company at a premium during the first 180 days after issuance and another premium after the 180th day from issuance.

During the year ended August 31, 2018, the Company issued a total of 8,480,000 of preferred stock and 8,480,000 of warrants for total cash proceeds of $1,006,000.

There were 8,480,000 and 0 preferred shares issued and outstanding as of November 30, 2018 and August 31, 2018, respectively.

Common Stock

The Company is authorized to issue up to 200,000,000 shares of $0.001 par value common stock. During the period ended August 31, 2017, the Company issued a total of 200,000 common shares to the members of its board of directors for services valued at $0.001 per share for a total of $200. During the year ended August 31, 2018, the Company issued a total of 70,000,000 common shares to complete its acquisition and reverse merger as discussed in Note 1 – Organization and Description of Business. There were 132,637,500 common shares issued and outstanding as of November 30, 2018 and August 31, 2018, respectively.

Common Stock Subscribed

During the year ended August 31, 2018, the Company accepted four separate common stock subscriptions representing a total of 228,571 common shares for total cash proceeds of $160,000.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the three months ended November 30, 2018 and November 30, 2017 or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open for examination.

F-26

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 7 – INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	2018	2017
Income tax provision at the federal statutory rate	21%	35%
Effect on operating losses	(21)%	(35)%
	-	-

The net deferred tax assets consist of the following:

	November 30,
	2018	2017
Net operating loss carry forward	$1,097,175	$36,243
Valuation allowance	(1,097,175)	(36,243)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	November 30,
	2018	2017
Tax at statutory rate	$19,196	$7,968
Increase in valuation allowance	(19,196)	(7,968)
Net deferred tax asset	$-	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, there are no pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 9 – WARRANTS AND DERIVATIVE LIABILITY

As discussed in Note 5 – Stockholders’ Equity (Deficit), the Company issued a total of 8,480,000 warrants to purchase common stock as part of its preferred stock offering. The warrants are exercisable for a period of three years at $0.165 per share. Additionally, the warrant holder is entitled to a cashless exercise after six months from issuance in which the holder is entitled to receive a number of shares equal to: [A] the number of outstanding warrant shares under the original issuance multiplied by [B] the greater of the trailing five day volume weighted average price less [A] the number of outstanding warrant shares under the original issuance multiplied by [C] the exercise price of the warrant under the original issuance divided by [D] the lesser of the arithmetic average of the volume weighted average price during the five trailing trading days or the volume weighted average price for the trading day immediately prior to the cashless exercise election. For clarity, the resulting formula is [(A x B) – (A x C)] / D.

The Company analyzed the conversion features of the cashless exercise feature in the warrants issued for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded features should be classified as a derivative liability because the exercise price of these warrants are subject to a variable rate. The Company has determined that warrants are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has recorded a derivative liability.

F-27

GRIDIRON BIONUTRIENTS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

November 30, 2018

NOTE 9 – WARRANTS AND DERIVATIVE LIABILITY (CONTINUED)

Upon issuance, the Company valued the derivative using a Black-Scholes model yielding a total value of $674,012 which was expensed during the year ended August 31, 2018. The Company used the following assumptions upon initial measurement: value per common share of $0.09, a remaining life of 3.0 years, an exercise price of $0.165, a risk free rate of 2.77% and volatility of 195%.

The Company revalued the derivative liability as of November 30, 2018 and recorded a gain of $100,313 on the change in fair value of derivative liabilities for the three months then ended. The Company used the following assumptions upon initial measurement: value per common share of $0.06, a remaining life of 2.67 years, an exercise price of $0.165, a risk free rate of 2.83 and volatility of 208%.

As of November 30, 2018 and August 31, 2018, the Company had derivative liabilities totaling $437,576 and $537,889, respectively.

The following table summarizes all stock warrant activity for the three months ended November 30, 2018:

	Warrants	Weighted- Average Exercise Price Per Share
Outstanding, August 31, 2018	8,480,000	$0.165
Granted	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, November 30, 2018	8,480,000	$0.165

The following table discloses information regarding outstanding and exercisable warrants at November 30, 2018:

	Outstanding			Exercisable
Exercise Prices	Number of Warrant Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number of Warrant Shares	Weighted Average Exercise Price
$0.165	$8,480,000	$0.165	2.67	8,480,000	$0.165
	8,480,000	$0.165	2.67	8,480,000	$0.165

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated all events occurring subsequently to these financial statements through January 17, 2019 and determined there are none to disclose.

F-28

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

GRIDIRON BIONUTRIENTS, INC.

17,362,400 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2019 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2019

37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	$91.10
Accounting Fees	3,500.00
Printing Costs	1,000.00
Legal fees and expenses	15,000.00
TOTAL	$19,591.10

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

October 9, 2017, under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 70,000,000 shares of common stock in consideration for all the issued and outstanding shares in GridIron Ventures. The effect of the issuance was that the three GridIron Ventures shareholders held approximately 57.0% of the issued and outstanding shares of common stock of the Company, giving effect the Share Exchange Agreement. The offering was made pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act, and Rule 506 of Regulation D, promulgated thereunder

On July 6, 2017, the Company offered and sold 2,500,000 shares of common stock to Timothy Orr, our President and director, for the performance of services to the Company.

On June 1, 2017, the Company offered and sold 3,750,000 shares of common stock to 10 purchasers, at a purchaser price of $0.001 per share, for aggregate proceeds of $3,750. The offering was made offshore of the U.S., to non-U.S. persons, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On January 25, 2018, the Company offered and sold 250,000 shares of common stock to one purchaser, at a purchaser price of $0.004 per share, for aggregate proceeds of $1,000. The offering was made offshore of the U.S., to a non-U.S. person, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act.

On May 29, 2017, pursuant to a Subscription Agreement, the Company offered and sold 2,500,000 shares of common stock to Thomas Puzzo, in exchange of providing legal services to the Company. The offering was made pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act, and Rule 506 of Regulation D, promulgated thereunder

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description
2.1

Share Exchange Agreement, dated November 4, 2016, by and among the GridIron BioNutrients, Inc., Stony Hill Ventures Corp., a Nevada corporation, and the holders of common stock of Stony Hill Ventures Corp. (3)

3.1.1	Articles of Incorporation (1)
3.1.2	Certificate of Amendment (3)
3.1.3	Certificate of Change (3)
3.1.4	Certificate of Amendment (4)
3.2	Bylaws (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Common Stock Purchase Agreement, dated October 15, 2018, by and between GridIron BioNutrients, Inc. and Cavalry Fund, LP, a Delaware limited partnership. (5)
10.2	Registration Rights Agreement, dated October 15, 2018, by and between GridIron BioNutrients, Inc. and Cavalry Fund, LP, a Delaware limited partnership. (5)
10.3	Letter Agreement, dated October 15, 2018, by and between GridIron BioNutrients, Inc. and , LLC, a Delaware limited liability company. (5)
23.1	Consent ofFruci & Associates II, PLLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

______________

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-197443), filed with the Securities and Exchange Commission on July 16, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-197443), filed with the Securities and Exchange Commission on October 16, 2014.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on November 10, 2016.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on April 13, 2018.
(5)	Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on October 19, 2018.

* XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson, Nevada on March 4, 2019.

GRIDIRON BIONUTRIENTS, INC. (Registrant)

By:	/s/ Timothy Orr
Name:	Timothy Orr
Title:	President, Secretary, Treasurer and director
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Orr, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of GridIron BioNutrients, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: March 4, 2019	By:	/s/ Timothy Orr
	Name:	Timothy Orr
	Title:	President, Secretary, Treasurer and director (principal executive officer, principal financial officer, and principal accounting officer)

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